UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2011

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Delta Air Lines, Inc. (the “Company”) held on June 30, 2011, the Company’s stockholders voted on five proposals.  The proposals are described in detail in the Company’s definitive proxy statement filed on April 29, 2011.   A brief description of the proposals and the final results of the votes for each matter follows:

1.           The stockholders elected all eleven director nominees to serve as members of the Company’s board of directors until the Company’s 2012 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard H. Anderson	645,829,167	2,964,387	1,281,114	99,825,402
Edward H. Bastian	645,303,007	3,443,846	1,327,815	99,825,402
Roy J. Bostock	645,094,999	2,317,747	2,661,922	99,825,402
John S. Brinzo	645,176,688	2,220,210	2,677,770	99,825,402
Daniel A. Carp	644,895,441	2,512,544	2,666,683	99,825,402
John M. Engler	644,818,480	2,604,193	2,651,995	99,825,402
Mickey P. Foret	645,853,820	2,863,702	1,357,146	99,825,402
David R. Goode	643,824,975	3,607,445	2,642,248	99,825,402
Paula Rosput Reynolds	642,315,553	6,009,846	1,749,269	99,825,402
Kenneth C. Rogers	644,197,728	3,207,406	2,669,534	99,825,402
Kenneth B. Woodrow	645,249,024	2,172,985	2,652,659	99,825,402

2.         The stockholders approved the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
642,812,537	4,625,328	2,636,803	99,825,402

3.         The stockholders recommended that the frequency of future advisory votes on executive compensation be every year:

Votes For Every 1 Year	Votes For Every 2 Years	Votes For Every 3 Years	Abstain	Broker Non-Votes
514,371,608	1,497,307	131,518,264	2,687,489	99,825,402

In accordance with the voting results on this advisory proposal and its previous recommendation, the Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year.

4.         The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for 2011:

For	Against	Abstain	Broker Non-Votes
743,350,080	4,190,554	2,359,436	Not applicable

5.           The stockholders rejected the adoption of a stockholder proposal relating to cumulative voting for the election of directors:

For	Against	Abstain	Broker Non-Votes
234,538,685	413,840,590	1,695,393	99,825,402

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Leslie P. Klemperer
Date: June 30, 2011	Leslie P. Klemperer, Vice President - Deputy General Counsel and Secretary